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                                                                    EXHIBIT 23.1



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (File Nos. 33-57895, 33-64307 and 333-23229), Forms S-4 (File Nos. 33-61047 and 33-91250) and
in the Registration Statements on Forms S-8 (File Nos. 33-67430, 33-54511, 33-67432, 33-54519, 33-67324, 33-51331, 33-51885, 33-52025, 33-59579, 33-61855 and
333-04803) of Frontier Corporation of our report dated January 27, 1997 appearing on page 21 of the Annual Report to Shareowners which is incorporated by reference in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 27 of this Form 10-K.


PRICE WATERHOUSE LLP


Rochester, New York
March 27, 1997